Pennant Reports Fiscal Year 2020 First Quarter Financial Results

Conference Call and Webcast scheduled for tomorrow, May 14, 2020 at 10:00 am MT

EAGLE, Idaho - May 13, 2020 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the first quarter of fiscal year 2020, reporting GAAP diluted earnings per share of $0.10 for the quarter and adjusted diluted earnings per share of $0.16 for the quarter(1).

First Quarter Highlights
▪Total revenue was $91.8 million, an increase of $13.9 or 17.9% over the prior year quarter and Adjusted EBITDA for the first quarter was $7.5 million, an increase of $1.2 million or 18.3% over the prior year quarter;

▪GAAP earnings per share of $0.10 represents an increase of 100.0% over the prior year quarter, adjusted earnings per share of $0.16 represents an increase of 23.1% over the spin-adjusted prior year quarter(2), and adjusted EBITDA for the first quarter was $7.5 million, an increase of $1.2 million or 18.3% over the prior year quarter;

▪Home Health and Hospice Services segment revenue was $56.8 million, an increase of $10.6 million or 23.1% over the prior year quarter, and segment adjusted EBITDAR from operations(2) was $9.7 million, an increase of $2.5 million or 33.8% over the prior year quarter.

▪Total home health total admissions increased 12.8% over the prior year quarter, and average Medicare revenue per completed episode increased 4.2% over the prior year quarter.

▪Hospice average daily census was 1,871, an increase of 32.2% over the prior year quarter, and Hospice total admissions were 1,676, an increase of 25.6% over the prior year quarter.

▪Senior Living Services segment revenue was $35.1 million, an increase of $3.3 million or 10.4% over the prior year quarter; and segment adjusted EBITDAR from operations(3) was $12.4 million, an increase of 2.3% over the prior year quarter.

▪Senior living occupancy was 80.2% as of the end of the quarter, an increase of 40 basis points over the prior year quarter, and average monthly revenue per occupied unit increased 2.7% over the prior year quarter.

(1)See “Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)First quarter spin-adjusted earnings per share of $0.13 modifies adjusted earnings per share of $0.15 for the quarterly impact of several items, including rent modifications that occurred as a result of the spin-off, interest expense, and general and administrative expenses associated with being a public company.
(3)Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q and is the segment GAAP measure of profit and loss.

Operating Results
Mr. Daniel Walker, Pennant’s Chief Executive Officer, commented, “During the first quarter, we saw a continued ramp in each segment of our business thanks to the hard work and dedication of our local teams. Our strong operational results in the quarter were achieved even as we continued our spin-related transition from Ensign to Pennant systems, navigated the Patient Driven Groupings Model (PDGM), and confronted the impacts of a global pandemic. In the midst of this complex environment, our unique operating model continues to differentiate us as our leaders execute on their locally-tailored plans to address challenges and capitalize on opportunities to expand their businesses. Our proven operating model, a strong balance sheet and compelling growth opportunities, position us well to thrive through difficult and challenging operating conditions.”

Commenting on the health of our operations during the first quarter, Mr. Walker observed, “We are pleased with the progress in both of our segments. In our home health and hospice business, our clinical outcomes continue to improve as nearly 70% of our home health agencies rated four stars or better and our 60-day acute care hospitalization rate continues a downward trend. Strong clinical execution coupled with consistent cost discipline expanded segment EBITDA margin, which increased 140 basis points over the first quarter 2019. Our strong top and bottom line financial results reflect the substantial runway of organic growth achievable in all of our agencies and the significant long-term upside for our stakeholders.”

Noting that the Company's senior living business saw measurable improvement across the platform, Mr. Walker added, "We are encouraged that continued leadership development, greater adherence to our field-driven operating model and disciplined cost control has resulted in improved results and positive momentum. Excluding the three senior living communities we acquired since the first quarter of 2019, our same store occupancy in the first quarter was 82.5%, an increase of 270 basis points over the prior year quarter and our revenue per occupied room increased 240 basis points over the first quarter 2019. As we have said before, many of our buildings are still relatively new to our portfolio and most we acquire are substantially underperforming, so we are confident there is significant opportunity for long-term growth in this business.”

During the quarter, the Company announced that it completed the acquisition of one home health agency, one hospice agency and one senior living community. Pennant also recently announced that we entered into a definitive agreement with Scripps Health, a leading nonprofit integrated health system, to form a home health joint venture to serve patients throughout San Diego County, California. The transaction is scheduled to close in the third quarter of 2020 subject to standard closing conditions. We also announce today that we expect to close on the first phase of an acquisition consisting of three affiliated hospice agencies with substantial footprints in the southwestern United States. The first phase is expected to close on May 16, and the transaction will be completed on or before July 1 subject to standard closing conditions. “Our pipeline of potential acquisitions remains strong and we expect even more consolidation opportunities in 2020 and beyond as the operating landscape becomes more complex,” added Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant’s Chief Financial Officer, noted that the Company ended the first quarter with $4.8 million cash on hand and $43.0 million availability on its $75 million revolving line of credit. Since quarter end, the Company has paid down $19.0 million on of its revolver with a mix of operating cash flow and funds received under the Medicare advance payment program, with approximately $62 million of availability for future acquisitions and general business purposes. Ms. Freeman commented that the Company’s balance sheet remains strong, with a net debt-to-adjusted EBITDA ratio of 0.84x and a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.85x at quarter end, and strong lease coverage ratios. “Our leverage ratios were impacted by our acquisition activity and the effects of COVID-19 on our revenue and expenses during the first quarter. We believe our cash, line of credit availability and access to additional capital are strong and position us well in this environment to continue our long-term growth trajectory,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

PDGM Update

“Our implementation of PDGM continues to progress consistent with our expectations,” said Mr. Walker. “Supported by real-time data and expert resources, we continue to focus on optimizing labor utilization, greater coding accuracy and less avoidable LUPAs. Overall our home health revenue was roughly flat under PDGM compared to revenue in the first quarter of 2019, even including pandemic-related impacts during the month of March. We continue to believe as the full effects of PDGM are felt over time we will have significant opportunities for strategic acquisitions” continued Mr. Walker.

COVID-19 Impact and Mitigation

Commenting on COVID-19 and its impact on our business, Mr. Walker said, “The COVID-19 public health emergency impacted our operations beginning in the second half of March. From March 11th to May 11th, the company experienced an 8.2% decrease in home health census, a 2.5% decrease in senior living occupancy, and a 3.1% increase in hospice average daily census. So far in May, we are seeing signs of improvement in our home health census, stabilization in our senior living occupancy, and continued strength in our hospice average daily census. As of May 12th, four of our senior living communities have experienced positive COVID-19 cases with ten active cases in two communities. Forty-nine of our senior living communities have not experienced any positive cases. Eleven of our home health and hospice agencies have admitted and are currently serving 34 active positive patients. We anticipate there may be additional impacts on our business from COVID-19 as states begin to reopen, and we believe we are prepared to operate successfully in the COVID-19 environment for the foreseeable future.”

Mr. Walker continued, “Our response to the impacts of the pandemic has been multifaceted and is ongoing. To ensure the safest possible conditions for our employees, patients and residents, our local operations and the Service Center successfully acquired personal protective equipment to meet the urgent needs of our operations and build a reserve for the coming months. We have taken steps to ensure we maintains financial health and liquidity into the foreseeable future, including by reducing spending on labor at our service centers, non-essential travel, capital expenditures and all other discretionary items. Additionally, the Board of Directors, the executive team and other key leaders throughout the organization have voluntarily reduced their base salaries while the pandemic persists.”

The Company’s results during the first quarter do not include the impact of any stimulus funds. Since quarter end, the Company received approximately $9.9 million from the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), for which it did not apply. The Company has not made a decision to accept or return the funds while it evaluates their terms and conditions. In the meantime, the Company is holding these funds in a segregated account and carefully tracking lost revenue and expenses related to COVID-19. The Company also applied for and received approximately $28 million in advance Medicare payments, which are subject to automatic recoupment through offsets to new claims beginning 120 days after payment issuance. The Company also intends to utilize the CARES Act payroll tax deferral program to delay payment of approximately $7.2 million of estimated employer portion of payroll taxes, and we estimate an impact of $2.5 million related to the temporary suspension of the 2% Medicare payment sequestration established by the CARES Act.

In addition to monitoring these and other stimulus efforts, the Company has taken steps to ensure it maintains healthy liquidity into the foreseeable future. In an effort to counteract increased labor and supplies expenses incurred in the second half of March and into the second quarter, we have reduced spending on labor at our service centers, non-essential supplies, travel costs and all other discretionary items, and we have delayed non-essential capital expenditure projects. Additionally, the Board of Directors, the executive team and other key leaders throughout the organization have voluntarily reduced their base salaries and foregone annual wage increases while the pandemic persists. “These measures demonstrate the resilience of our localized operating model in responding to dynamic healthcare environments that vary by state and in some cases by county,” remarked Mr. Walker.

“Despite the difficulties stemming from COVID-19 and the unknowns that persist about the timing and full impact of the virus, we believe we have the balance sheet strength, leadership depth and operating model needed to successfully maneuver through these challenges and continue to grow our business this year and beyond. Like other disruptive events that benefit stronger operators over the long term, we see opportunity for resilient, clinically-focused operators to achieve success in this environment. The historic unemployment landscape caused by the pandemic should provide better recruiting opportunities and staffing patterns. The near-term pressures as governmental assistance wanes and the full effects of PDGM and other regulatory pressures are felt should reveal additional acquisition opportunities for patient operators armed with strong balance sheets. There are promising developments in how in-home care is sourced and delivered with recent regulations allowing expanded telehealth services, limited non-physician recertification and other measures intended to assist providers expanding access to critical services in the home. The public health emergency has underscored the urgent need for quality clinical care in the home, and both of our businesses are poised to be instrumental providers in this landscape,” said Mr. Walker.

2020 Guidance Maintained

Management is maintaining guidance of total revenue of $376 million to $386 million and adjusted earnings of $0.53 to $0.58 per diluted share for the fiscal year 2020. “While we expect that disruptions related to the COVID-19 pandemic will have a more noticeable impact on our second quarter results and potentially into the second half of the year, we are encouraged by the performance of our operations through the first quarter, the cost mitigation efforts we have made so far and the additional measures we are prepared to take to maintain our short term and long term organizational health, and the signs of stabilization in our operations and in many markets we serve. As the year progresses and more data about COVID-19 and its impact on our patients and operations is gathered, we may revisit our guidance projections as necessary,” said Mr. Walker.

The Company’s 2020 guidance is based on diluted weighted average shares outstanding of approximately 30.0 million and a 26.4% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments, including the impact of PDGM, no unannounced acquisitions, the impact of the sequestration holiday, and no resurgence of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs and certain redundant or nonrecurring general and administrative costs incurred during the transition services period.

Conference Call
A live webcast will be held tomorrow, May 14, 2020 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s first quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, June 12, 2020.

About Pennant
The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 65 home health and hospice agencies and 53 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts,"

"believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
The Pennant Group, Inc., (208) 506-6100, ir@pennantgroup.com
SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended March 31,
	2020	2019

Revenue	$91,849	$77,907

Expense
Cost of services	70,189	58,729
Rent—cost of services	9,706	8,297
General and administrative expense	6,661	8,244
Depreciation and amortization	1,021	810
Total expenses	87,577	76,080
Income from operations	4,272	1,827
Other income (expense):
Interest expense, net	(403)	—
Income before provision for income taxes	3,869	1,827
Provision for income taxes	889	343
Net income	2,980	1,484
Less: net income attributable to noncontrolling interest	—	150
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$2,980	$1,334
Earnings per share(1):
Basic	$0.11	$0.05
Dilutive	$0.10	$0.05
Weighted average common shares outstanding:
Basic	27,891	27,834
Dilutive	29,873	27,834
(1) The total number of common shares distributed on October 1, 2019 of 27,834 is being utilized for the calculation of basic and diluted earnings per share for all prior periods, as no common stock was outstanding prior to the date of the Spin-Off.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$4,832	$402
Accounts receivable—less allowance for doubtful accounts of $655 and $677, respectively	35,548	32,183
Prepaid expenses and other current assets	5,627	6,098
Total current assets	46,007	38,683
Property and equipment, net	16,772	14,644
Right-of-use assets	314,258	316,328
Escrow deposits	2,100	1,400
Restricted and other assets	2,146	1,955
Intangible assets, net	42	45
Goodwill	42,837	41,233
Other indefinite-lived intangibles	34,825	33,462
Total assets	$458,987	$447,750
Liabilities and equity
Current liabilities:
Accounts payable	$8,312	$8,653
Accrued wages and related liabilities	13,647	16,343
Lease liabilities—current	12,975	12,285
Other accrued liabilities	14,049	13,911
Total current liabilities	48,983	51,192
Long-term lease liabilities—less current portion	303,377	304,044
Other long-term liabilities	2,880	2,877
Long-term debt, net	27,562	18,526
Total liabilities	382,802	376,639
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,476 and 27,908, shares issued and outstanding at March 31, 2020, respectively, and 28,435 and 27,853 shares issued and outstanding at December 31, 2019, respectively.	28	28
Additional paid-in capital	76,976	74,882
Accumulated deficit	(819)	(3,799)
Net parent investment	—
Noncontrolling interest	—	—
Total equity	76,185	71,111
Total liabilities and equity	$458,987	$447,750

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated and combined statement of cash flows for the periods presented:

	Three Months Ended March 31,
	2020	2019

Net cash provided by/(used in) operating activities	$2,090	$(1,413)
Net cash used in investing activities	(6,772)	(2,565)
Net cash provided by financing activities	9,112	3,978
Net increase in cash	4,430	—
Cash at beginning of year	402	41
Cash at end of year	$4,832	$41

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health(a)	$21,444	23.3%	$19,544	25.1%
Hospice	30,440	33.1	22,458	28.8
Home care and other(b)	4,878	5.3	4,115	5.3
Total home health and hospice services	56,762	61.8	46,117	59.2
Senior living services	35,087	38.2	31,790	40.8
Total revenue	$91,849	100.0%	$77,907	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.
(b)	Revenue under the PDGM reimbursement model accounted for $11.4 million or 53.2% of our home health revenue during the three months ended March 31, 2020.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended March 31,
	2020	2019

Home health services:
Total home health admissions	6,136	5,440
Total Medicare home health admissions	2,809	2,603
Average Medicare revenue per 60-day completed episode	$3,091	$2,966
Hospice services:
Average daily census	1,871	1,415
Total hospice admissions	1,676	1,334
Hospice Medicare revenue per day	$163	$163

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended March 31,
	2020	2019

Occupancy	80.2%	79.8%
Average monthly revenue per occupied unit	$3,206	$3,121

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended March 31,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$39,256	42.7%	$31,019	39.8%
Medicaid	13,952	15.2	10,504	13.5
Subtotal	53,208	57.9	41,523	53.3
Managed Care	7,532	8.2	6,676	8.6
Private and Other(a)	31,109	33.9	29,708	38.1
Total revenue	$91,849	100.0%	$77,907	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019

Net income (loss) attributable to The Pennant Group, Inc.	$2,980	$1,334
Add: Net income attributable to noncontrolling interest	—	150
Net income (loss)	2,980	1,484

Non-GAAP adjustments
Costs at start-up operations(a)	245	242
Share-based compensation expense(b)	1,956	619
Depreciation and amortization - patient base(c)	—	11
Acquisition related costs(d)	—	38
Spin-off related transaction costs(e)	—	2,990
Transition services costs(f)	258	—
Provision for income taxes on Non-GAAP adjustments(g)	(781)	(1,089)
Non-GAAP net income	$4,658	$4,295

Dilutive Earnings Per Share As Reported
Net Income	$0.10	$0.05
Average number of shares outstanding	29,873	27,834

Adjusted Diluted Earnings Per Share
Net Income	$0.16	$0.15
Average number of shares outstanding	29,873	27,834

(a)	Represents results related to start-up operations and acquisition costs that are not capitalizable. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended March 31,
		2020	2019
	Revenue	$(423)	$(177)
	Cost of services	655	413
	Rent	13	6
	Total Non-GAAP adjustment	$245	$242

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended March 31,
		2020	2019
	Cost of services	$203	$124
	General and administrative	1,753	495
	Total Non-GAAP adjustment	$1,956	$619

(c)	Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired senior living facilities.

(d)	Represents costs incurred to acquire an operation that are not capitalizable included in general and administrative expenses.

(e)	Costs incurred related to the Spin-Off that are included in general and administrative expense.

(f)
The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense or depreciation and amortization. Total fees under incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,336 for the three months ended March 31, 2020.

		Three Months Ended March 31,
		2020	2019
	General and administrative	$50	$—
	Depreciation and amortization(1)	208	—
	Total Non-GAAP adjustment	$258	$—

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(g)
Represents an adjustment to the provision for income tax to our year to date effective tax rate of 26.4% and 25.0% for three months ended March 31, 2020 and 2019, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated and Combined Net Income (Loss) to Consolidated and Combined EBITDA, and Consolidated Adjusted EBITDAR for the periods presented:

	Three Months Ended March 31,
	2020	2019

Consolidated and combined net income (loss)	$2,980	$1,484
Less: Net income attributable to noncontrolling interest	—	150
Add: Provision for income taxes (benefit)	889	343
Net interest expense	403	—
Depreciation and amortization	1,021	810
Consolidated and Combined EBITDA	5,293	2,487
Adjustments to Consolidated and Combined EBITDA
Add: Costs at start-up operations(a)	232	236
Share-based compensation expense(b)	1,956	619
Acquisition related costs(c)	—	38
Spin-off related transaction costs(d)	—	2,990
Transition services costs(e)	50	—
Rent related to item (a) above	13	6
Consolidated and Combined Adjusted EBITDA	7,544	6,376
Rent—cost of services	9,706	8,297
Rent related to item (a) above	(13)	(6)
Adjusted rent—cost of services	9,693	8,291
Consolidated Adjusted EBITDAR	$17,237

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	Costs incurred related to the Spin-Off are included in general and administrative expense.
(e)
The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense or depreciation and amortization. Total fees under incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,336 for the three months ended March 31, 2020.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

Beginning in the third quarter of 2019, the GAAP segment measure of profit and loss was changed from segment income (loss) before provision for income taxes to Adjusted Segment EBITDAR from Operations. Prior period presentation has been revised to reflect the new measurement.

The following table presents certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended March 31,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended March 31, 2020
Revenue	$56,762	$35,087	$—	$91,849
Segment Adjusted EBITDAR from Operations	$9,729	$12,397	$(4,889)	$17,237
Three Months Ended March 31, 2019
Revenue	$46,117	$31,790	$—	$77,907
Segment Adjusted EBITDAR from Operations	$7,271	$12,117	$(4,721)	$14,667

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	Three Months Ended March 31,
	2020	2019

Segment Adjusted EBITDAR from Operations(a)	$17,237	$14,667
Less: Depreciation and amortization	1,021	810
Rent—cost of services	9,706	8,297
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	232	236
Share-based compensation expense (c)	1,956	619
Acquisition related costs (d)	—	38
Spin-off related transaction costs (e)	—	2,990
Transition services costs(f)	50	—
Add: Net income attributable to noncontrolling interest	—	150
Consolidated and Combined income (loss) from Operations	$4,272	$1,827

(a)	Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding the interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) transaction costs, (5) redundant and nonrecurring costs associated with the transition services agreement, (6) operating results of closed operations, and (7) net income attributable to noncontrolling interest. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company’s Chief Operating Decision Maker (“CODM”) uses Segment Adjusted EBITDAR from Operations as the primary measure of profit and loss for the Company's reportable segments and to compare the performance of its operations with those of its competitors. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.
(b)	Represents results related to start-up operations and acquisition costs that are not capitalizable. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	Costs incurred related to the Spin-Off are included in general and administrative expense.

(f)
The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense or depreciation and amortization. Total fees under incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,336 for the three months ended March 31, 2020.

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	For The Three Months Ended March 31,
	Home Health and Hospice		Senior Living
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations	$9,729	$7,271	$12,397	$12,117
Less: Rent—cost of services	850	635	8,856	7,662
Rent related to costs at start-up operations	(13)	(6)	—	—
Segment Adjusted EBITDA	$8,892	$6,642	$3,541	$4,455

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before, (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) acquisition related costs, (f) spin-off related transaction costs, and (g) redundant or non-recurring transition services costs. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) proposed spin-off transaction costs, and (i) redundant or non-recurring transition services costs. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.pennantgroup.com.